UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

Filed by the registrant  ☒                             Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☐	Definitive additional materials

☒	Soliciting material pursuant to Section 240.14a-12

Multi-Color Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

FINAL LABL Transaction Employee FAQ

1.	What was announced?

•	We announced that Multi-Color Corporation has entered into a definitive agreement to be acquired by an affiliate of Platinum Equity in a transaction valued at $2.5 billion.

•	Upon the completion of this transaction, Multi-Color Corporation will transition from being a publicly traded company to a privately held company.

•

By combining Multi-Color Corporation’s capabilities and established position in the industry with Platinum Equity’s financial resources, operational expertise and portfolio company WS Packaging Group, we believe our company will be able to pursue new avenues of growth.

•	We expect this transaction to enhance the value we can deliver to our customers and partners, as well as provide additional growth opportunities for you, our valued employees.

2.	Who is Platinum Equity?

•	Platinum Equity is a leading private equity firm with a portfolio of approximately 40 operating companies that serve customers around the world.

•

Platinum Equity knows our industry well, having acquired WS Packaging Group in February 2018. WS Packaging Group provides labels and packaging solutions for the food and beverage, consumer packaged goods and pharmaceutical markets, among others.

•	Multi-Color Corporation and WS Packaging Group are highly complementary businesses, and we look forward to joining forces to leverage our distinct skills.

•	Importantly, Platinum Equity has tremendous respect for Multi-Color Corporation, our talented and dedicated team, and our innovative portfolio of labeling technologies.

3.	Why is an affiliate of Platinum Equity acquiring Multi-Color Corporation? What are the benefits of the transaction?

•

This announcement is a testament to your hard work and dedication, as well as the progress we’ve made in our mission to deliver the world’s best label solutions that help our customers build their brands.

•	Platinum Equity recognizes the strength of our team, as well as our strong reputation for innovative label solutions and best-in-class service.

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Platinum Equity shares our vision to deliver the highest quality label solutions to the world’s most prominent brands, and we are excited to benefit from its resources and expertise as we strengthen our value proposition for our customers and pursue new avenues for growth.

•	In short, we expect this transaction to enhance the value we can deliver to our customers and partners, as well as provide additional growth opportunities for you, our valued employees.

4.	What does it mean to be a privately held company?

•

It’s important to understand that today’s announcement is the first step in a process to finalize the transaction and until the transaction closes, it is business as usual for all of us at Multi-Color Corporation.

•

Becoming a private company means a company’s stock is no longer publicly traded. In this transaction, Platinum Equity has agreed to acquire all of the outstanding shares of Multi-Color Corporation, and upon the completion of the transaction, shares of our common stock will no longer be listed on any public market.

•	This should have no effect on how we conduct our business.

•

We have a proven strategic plan in place, and we are confident that Platinum Equity is a strong partner that will provide us with the resources and additional expertise to reach even greater heights, while continuing to deliver the highest quality label solutions to the world’s most prominent brands.

5.	What does this announcement mean for Multi-Color Corporation employees?

•	It is business as usual at Multi-Color Corporation.

•

We are counting on each of you to remain focused on executing our business objectives and providing our customers with the same high-quality service and premium label solutions they have come to expect from us.

•	We expect the transaction to close by Q3 of calendar year 2019, subject to approval by Multi-Color Corporation’s shareholders, regulatory approvals and other customary closing conditions.

•	Upon the completion of the transaction, Multi-Color Corporation will be privately held.

6.	Will there be any plant closures, consolidations or job eliminations as a result of this transaction?

•

We are very early in the process and there are many things that have yet to be determined. As always, we will continue to review our operations to ensure that Multi-Color Corporation is well positioned to grow and serve our customers.

7.	Does today’s announcement affect my compensation or benefits?

•	We will continue to operate under our current compensation and benefits programs.

•	To the extent there are any changes, we commit to keeping you informed.

8.	If I have Multi-Color Corporation stock options, what happens to them now?

•

Prior to closing of the transaction, you continue to have the right to exercise your vested options at your discretion and subject to the terms of the applicable option and any applicable blackout periods.

•	Upon closing of the transaction, all options, whether vested or unvested, will vest. More specifically, upon closing:

•	You will receive an amount equal to $50.00 minus the per share exercise price for each option that you hold less any applicable taxes. Your options will then be cancelled.

•	Any options you hold with an exercise price equal to or greater than $50.00 per share will be cancelled without payment.

•	If you have been issued options under more than one grant agreement, the exercise price for the applicable options will be the price listed for each such option in the grant agreement.

9.	What happens to the shares of Multi-Color Corporation I own (e.g., I exercised options and hold common stock)?

•	For the shares you own outright, you will receive $50.00 per share in cash, without interest and less any taxes withheld.

10.	If I am a U.S.-based employee and participate in the Multi-Color Corporation 401(k) plan, how does this transaction impact my plan?

•

The Multi-Color Corporation 401(k) plan will continue to operate without any change in operations expected prior to the closing of the transaction. This includes your right to make 401(k) contributions, change the amount of 401(k) contributions, direct investments, etc.

•	If you are a participant that has elected Multi-Color Corporation Stock as an investment, you will be receiving information in a proxy statement that will be provided to you in due course.

11.	When will the transaction be completed?

•	We expect the transaction to close by Q3 of calendar year 2019, subject to approval by Multi-Color Corporation’s shareholders, regulatory approvals and other customary closing conditions.

•	Upon the completion of the transaction, Multi-Color Corporation will be privately held.

•	We commit to keeping you informed, as appropriate, on our progress as we move through the transaction process.

12.	What can we expect between now and closing?

•	Between now and closing, it is business as usual at Multi-Color Corporation.

•	Importantly, Multi-Color Corporation and WS Packaging Group will continue to operate as separate and independent companies until the transaction closes.

•	You should remain focused on executing our business objectives and providing our customers with the same high-quality service and premium label solutions they have come to expect from us.

13.	What should I tell our customers and partners about this transaction?

•	We have a communications plan in place to contact all of our key stakeholders and ensure they understand this transaction, our potential for the future, and our continued near-term focus.

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If you receive any questions about the transaction from our customers and partners, you should tell them that it is business as usual at Multi-Color Corporation and we remain focused on providing our customers with the same high-quality service and premium label solutions they have come to expect from us.

•	This is an exciting transaction, which we expect to enhance the value we can deliver to our customers and partners.

•	If you receive any questions or concerns that you are not sure how to address, please contact your supervisor or human resources.

14.	What should I say if I’m asked about the news from reporters, analysts or investors?

•	As always, it is important that we speak with one voice.

•

Consistent with company policy, if you receive any inquiries from the media, investors or other third parties, please forward them immediately to Sharon Birkett at (513) 345-5311 or sbirkett@mcclabel.com, who will respond on the Company’s behalf.

15.	Where can employees obtain additional information?

•	We commit to keeping you informed, as appropriate, on our progress as we move through the transaction process.

•	If you have additional questions, please don’t hesitate to reach out to your supervisor or human resources.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving W/S Packaging Holdings, Inc., Monarch Merger Corporation and Multi-Color Corporation (the “Company”). This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or the solicitation of any vote or approval. The proposed transaction will be submitted to the Company’s shareholders for their consideration. In connection therewith, the Company intends to file a proxy statement and other relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a definitive proxy statement, which will be mailed to the Company’s shareholders. However, such documents are not currently available. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain free copies of the definitive proxy statement, any amendments or supplements thereto and other documents containing important information about the Company, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. In addition, Company shareholders may obtain free copies of the documents filed with the SEC by directing a request through the Investors portion of the Company’s website at www.mcclabel.com or by mail to Multi-Color Corporation, 4053 Clough Woods Drive, Batavia, Ohio 45103, Attention: Investor Relations, telephone: (513) 381-1480.

Participants in the Solicitation

The Company and its directors, its executive officers and certain other members of Company management and Company employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2018 annual meeting of shareholders, which was filed with the SEC on June 29, 2018 and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above. Other information regarding the participants in the solicitation of proxies from the shareholders of the Company and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the preliminary and definitive proxy statements and other relevant materials to be filed with the SEC when they become available.